Exhibit 32.2

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002,
18 U.S.C. Section 1350

I, Joey DiFrancesco, Chief Financial Officer of Raven Moon Entertainment, Inc. (the “Corporation”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, to my knowledge that:

1. the Annual Report on Form 10-KSB/A of the Corporation for the year ended December 31, 2007 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Corporation.

Raven Moon Entertainment, Inc.

Date: October 1, 2008	By:	/s/ Joey DiFrancesco
Joey DiFrancesco
President, Chief Executive Officer & Chief Financial Officer (Principal Executive Officer, Principal Financial and Accounting Officer)